UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 26, 2009

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On May 26, 2009, Jack in the Box Inc. announced that the company’s management is scheduled to participate in two upcoming investment conferences. The dates and times of the presentations are as follows:

  June 2, 2009, 8:30 a.m. EDT – Goldman Sachs 2009 Lodging, Gaming, Restaurant and Leisure Conference to be held in New York.
  June 23, 2009, 9:00 a.m. EDT – Wachovia Capital Markets’ 19th Annual Mid-Year Equity Conference to be held in Boston.

Live webcasts of the presentations can be accessed via the Jack in the Box Inc. corporate website at www.investors.jackinthebox.com. To access the live webcasts, please go to the Jack in the Box Inc. corporate website at least 15 minutes prior to the presentation to download and install any necessary software. Online replays will be available at the company’s corporate website for three weeks following each presentation.

A copy of the Jack in the Box Inc. press release is attached to this report as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Press Release, dated May 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.
By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: May 26, 2009